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                                                                     EXHIBIT 5.1

                             [Hale Lane Letterhead]


                               November 12, 2004

Halozyme Therapeutics, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, CA 92121

     Re:  Halozyme Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as special Nevada counsel for Halozyme Therapeutics, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 10,535,257 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company held by certain stockholders, or issuable upon exercise of certain warrants, as set forth in the Registration Statement.

     We have reviewed and are familiar with (a) the Company's Articles of Incorporation and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the Common Stock, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the stockholders, to the extent currently outstanding, have been duly authorized and legally issued by the Company and are fully paid and nonassessable, and to the extent issuable upon conversion or exercise of certain warrants held by the stockholders, when issued in accordance with the exercise provisions of such warrants, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the general corporation law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   Sincerely,

                                   HALE LANE PEEK DENNISON AND HOWARD
                                   Professional Corporation